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Exhibit 10.34

AMENDMENT TO LEASE

        THIS AMENDMENT TO LEASE ("Lease Amendment") is made the            day of January, 2003, by and between Attaché International Marketing, Inc., a Colorado corporation ("Landlord") and Renaissance Entertainment Corporation, a Colorado corporation ("Tenant").

RECITALS

        WHEREAS, Landlord and Tenant entered into that certain Lease dated January 21, 1998 (the "Lease") for the leased premises located at 275 Century Circle, Suite 102, Louisville, Colorado 80027 (the "Leased Premises"); and

        WHEREAS, the Lease shall expire on April 14, 2003 and the Tenant desires to extend the term of the Lease and the Landlord has agreed to make certain Tenant Improvements to the Leased Premises; and

        WHEREAS, the parties desire to set forth their promises, covenants and agreements regarding the term of the Lease and the Tenant Improvements.

        NOW THEREFORE, for and in consideration of the following promises, covenants and agreements, the parties agree as follows:

        1. Paragraph 1(C) of the Lease is deleted in its entirety and the following is substituted therefor:

          (C)  "Lease Commencement Date" shall mean April 15, 2003.

        2. Paragraph 1(D) of the Lease is deleted in its entirety and the following is substituted therefor:

          (D)  "Lease Term" shall mean the period beginning on the Lease Commencement Date and ending on April 14, 2008.

        3. Paragraph 1(E) of the Lease is deleted in its entirety and the following is substituted therefor:

          (E)  Base Rent shall mean Three Thousand Seventy-Nine and 52/100ths Dollars ($3,079.52) per month for the rentable square feet, as defined by the Building Owners and Managers' Association International, as amended, for the first twelve months of the Lease which shall increase three percent (3%) per year for each subsequent twelve month period.

        4. The first sentence of Paragraph 12 is deleted and the following is substituted therefor:

          Tenant shall not assign nor sublet, or permit assigning or subletting of this Lease, the Leased Premises or any part thereof, respectively, without first obtaining the Landlord's written consent, which consent shall not be unreasonably withheld.

        5. Paragraph 21(A)(g) is deleted in its entirety and the following is substituted therefor:

          (g)  Tenant shall abandon the Leased Premises. For purposes of this subparagraph, the term "Abandon" shall not include an assignment or subletting of the Leased Premises that Landlord has consented to in writing and for which Rent is received in accordance with this Lease.

        6. The second sentence of Paragraph 24 is deleted and the following is substituted therefor:

          During such tenancy, Tenant agrees to pay Tenant's Share of Building Operating costs and One Hundred Twenty-Five Percent (125%) of the then current Rent and to be bound by all of the terms, covenants and conditions as herein specified, so far as possible.

        7. Landlord agrees to pay for and to construct certain "Tenant Improvements" as set forth on Exhibit A, attached hereto and incorporated herein by reference. Any Tenant Improvements not set forth on Exhibit A shall be subject to the Landlord's approval and shall be at Tenant's sole cost and expense.

        5. The parties acknowledge that Tenant has engaged Equis Corporation ("Equis") as a broker to this Lease Amendment. Upon execution of this Lease Amendment, Landlord shall pay to Equis the sum of Six Thousand Six Hundred Ninety-Three and 60/100ths Dollars ($6,693.60) as payment of Forty Percent (40%) of Equis' fee. Upon execution of this Lease Amendment, Tenant shall pay to Equis the sum of Ten Thousand Forty and 40/100ths Dollars ($10,040.40) as payment of the remainder of Equis' fee. Tenant agrees to indemnify and hold Landlord harmless from and against any loss, expense, cost or liability (including attorney fees and costs) as a result of any additonal commission or fee claimed by Equis or any other broker Tenant may have contacted or that are incurred by Landlord as a result of a broker claiming through the Tenant.

        6. Except as amended herein, the Lease shall remain in full force and effect.

        7. In the event of any conflict between the terms of the Lease and this Lease Amendment, the terms of this Lease Amendment shall control.

        8. This Lease Amendment may be executed in counterparts and by facsimile signatures, which shall be deemed to be original signatures.

        IN WITNESS WHEREOF, the parties have executed this Lease Amendment as of the date first above written.

LANDLORD:
ATTACHÉ INTERNATIONAL MARKETING, INC., a Colorado corporation
By:	Talal K. Hafiz President
TENANT:
RENAISSANCE ENTERTAINMENT CORPORATION, a Colorado corporation
By:
Name:
Title:

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  Exhibit 10.34